Exhibit 99.(p)(31)

National Investment Services of America, LLC

Code of Ethics

April 2021

Code of Ethics Introduction

National Investment Services of America, LLC (“NIS”) has adopted this Code of Ethics.

The purpose of the policies and procedures included in this Code of Ethics is to foster compliance with applicable regulatory requirements as well as to educate employees regarding the firm’s compliance practices. Employees are expected to be familiar with and adhere to these policies. In addition, Supervised Persons (as defined below) are required to acknowledge that they have received and read this Code of Ethics upon becoming a Supervised Person and on an annual basis.

This Code of Ethics applies to all “Supervised Persons”. A “Supervised Person” is defined as:

•	Any officer, director, partner, and employee of NIS; and
•	Any other person who provides advice on behalf of NIS and is subject to NIS’s supervision and control.

Certain of the policies and procedures in this Code of Ethics apply only to “Access Persons”.

An Access Person” means any Supervised Person who:

•	Has access to nonpublic information regarding any client purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client; and
•	Is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

NIS considers persons who are covered by applicable employment-related laws and regulations relevant to NIS to be “employees”.

NIS’s directors who are not also employees of NIS are not currently deemed to be Access Persons, because they are not provided with access to any nonpublic information regarding NIS’s securities recommendations, client purchase and sale activity or client portfolio holdings nor are they involved in making securities recommendations for NIS’s clients.

Accordingly, for purposes of this Code of Ethics, the term “employee” will be used to reference persons who are both Supervised Persons and Access Persons.

The Chief Compliance Officer (“CCO”) is responsible for administering the firm’s compliance program, overseeing an annual review of the compliance program and updating the policies and procedures when applicable.

Code of Ethics and Personal Trading Policy

1.	Overview

The purpose of this Code of Ethics and Personal Trading Policy is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 under the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”). This Code has been adopted by NIS to set forth standards of conduct and personal trading guidelines for which persons covered by this Code are expected to follow.

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2.	Definitions

1.	“Access Person” means any employee who:

a.	Has access to nonpublic information regarding any client purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client; and
b.	Is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

NIS considers all employees to be Access Persons. NIS’s directors who are not also employees of NIS are not currently deemed to be Access Persons, because they are not provided with access to any nonpublic information regarding NIS’s securities recommendations, client purchase and sale activity or client portfolio holdings nor are they involved in making securities recommendations for NIS’s clients.

2.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

3.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated.

4.	“Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act, except that the term applies to both debt and equity securities. As a general matter, “beneficial ownership” will be attributed to an employee who has or shares a direct or indirect monetary interest in a security, including through any contract, arrangement, understanding, relationship or otherwise or who has investment control over the account in which the employee is a beneficiary. An employee is not considered to have a direct or indirect monetary interest by virtue of a power of attorney, trusteeship or executorship unless the employee or member of his or her immediate family sharing the same household has a vested interest in the securities held in, or the income of, the assets of the account, trust or estate.

Beneficial ownership typically includes:

a.	Securities held in a person’s own name;
b.	Securities held with another in joint ownership arrangements;
c.	Securities held by a bank or broker as nominee or custodian on such person’s behalf or pledged as collateral for a loan;
d.	Securities held by an immediate family member sharing the same household (“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and
e.	Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an employee beneficially owns a security should be brought to the attention of the CCO.

5.	“Client” means any person or entity for which NIS serves as an investment adviser.

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6.	“Control” has the same meaning as described in Section 2(a)(9) of the 1940 Act. In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

7.	“Employee” includes each “Access Person” as set forth in Section 204A-1(b) of the Advisers Act and as defined in [the Code of Ethics].

8.	“Exempt transactions” are those security transactions within a personal investment portfolio that are exempt from this Code’s reporting and notice requirements and include transactions in accounts not managed by NIS or an affiliate, in which the employee has no direct or indirect influence or control. Exempt transactions include:

a.	Transactions in registered open-end mutual funds, other than Reportable Funds;
b.	Securities issued by the United States government;
c.	Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, or money market funds;
d.	Transactions in shares issued by any money market fund;
e.	Transactions in shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies; and
f.	Transactions effected pursuant to an automatic investment plan.

9.	“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

10.	“Initial Public Offering (“IPO”)” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

11.	“Monetary interest” has the same meaning as “pecuniary interest” as described in Rule 16a-1(a)(2) of the 1934 Act, which means the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

12.	“Private Placement” has the same meaning as “Limited Offering”, an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act, or Rule 504, 505 or 506 under said Act.

13.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security, the conversion of a convertible security and the exercise of a warrant for the purchase of a security.

14.	“Reportable Funds” means any open-end mutual funds advised or subadvised by NIS.

15.	“Security” has the same meaning as set forth in Section 202(a)(18) of the Advisers Act, except that it does not include the following securities (“Excluded Securities”):

a.	Shares of registered open-end investment companies (other than Reportable Funds, exchange traded funds or “ETFs”);

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b.	Direct obligations of the United States government;
c.	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
d.	Shares issued by any money market fund; and
e.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies.

Some of the more common investment instruments included within this definition are notes, stocks, treasury stocks, bond debentures, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement, or any put, call, straddle or option on any security or on any group or index of securities.

16.	“Supervised Person” has the same meaning as set forth in Section 202(a)(25) of the Advisers Act and includes:

a.	Any officer, director, partner, and employee of NIS; and
b.	Any other person who provides advice on behalf of NIS and is subject to NIS’s supervision and control.

3.	Standards of Conduct

The Advisers Act imposes a fiduciary duty on investment advisers, including NIS. As a fiduciary, NIS has a duty of good faith to act in the best interests of each of its clients. In meeting this fiduciary duty, NIS and it Supervised Persons must strive to avoid, and if appropriate, manage and/or disclose potential or actual conflicts of interest. Clients entrust the firm to prudently manage their assets, which in turn places a high standard on the conduct and integrity of Supervised Persons. This fiduciary duty compels all Supervised Persons to act with integrity in all dealings. This fiduciary duty is the core principle underlying this Code and represents the expected basis of all dealings with clients.

In connection with these expectations, NIS established the following core principles of conduct. While the following standards are not all-encompassing, they are consistent with NIS’s core belief that ethical conduct is premised on the fundamental principles of openness, integrity, honesty and trust.

A.	General Prohibitions

The Advisers Act prohibits fraudulent activities by Supervised Persons. Specifically, Supervised Persons must not:

1.	Employ any device, scheme or artifice to defraud a client;
2.	Make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
4.	Engage in any manipulative practice with respect to a client.

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B.	Core Principles

1.	Supervised Persons are required to comply with Federal Securities Laws (as defined in Section 4.2). Strict adherence to this Code and instructions provided by the CCO will assist Supervised Persons in complying with this important requirement;
2.	The interests of clients are required to be placed ahead of those of Supervised Persons;
3.	Supervised Persons are prohibited from taking inappropriate advantage of their position with NIS;
4.	Supervised Persons should strive to avoid actual or potential conflicts of interest with any NIS client;
5.	Personal Securities transactions are required to be conducted in a manner consistent with this Code;
6.	Access Persons’ personal Securities transactions should not adversely impact a client’s account;
7.	Diligence and care will be taken in maintaining and protecting Confidential Information; and
8.	NIS will strive to foster a healthy culture of compliance.

C.	Personal Conduct

1.	Principles Related to Gifts and Business Entertainment

Supervised Persons must not, directly or indirectly, take, accept, receive or give gifts, entertainment or other consideration in merchandise, services or otherwise from or to any client or investor, or prospective client or investor or person or entity that does business with or on behalf of NIS or which NIS is fostering or developing a business relationship with or facilitates business on behalf of NIS, except for customary business gratuities such as meals, refreshments, beverages and entertainment associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, that do not influence or give the appearance of influencing the recipient, are not inconsistent with relevant laws or regulations, and cannot be viewed as a bribe, kickback or payoff.

Supervised Persons must not use their positions with NIS to obtain anything of value from a client, investor, prospective client or investor, consultant, supplier, person to whom the employee refers business, or any other person or entity with which NIS does business or facilitates business on behalf of NIS or with whom NIS is fostering or developing a business relationship.

Supervised Persons are prohibited from giving or accepting cash gifts or cash equivalents to or from a client, prospective client, or any person or entity that does business with or on behalf of NIS or facilitates business on behalf of NIS or with whom NIS is fostering or developing a business relationship.

Supervised Persons may not make referrals to any parties (e.g., accountants, attorneys, or service providers) if the Supervised Person expects to personally, financially benefit in any way from the referral.

2.	Acceptance of Gifts

If a Supervised Person receives any gift or gratuity worth more than $250 from any person or entity doing business with NIS, he or she must promptly report such to the CCO who has

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discretion to require the Supervised Person to return the gift or gratuity (which may be accomplished by reimbursement of cost), if the CCO believes such presents a conflict of interest.

3.	Receipt of Business Entertainment

NIS generally does not impose a dollar limit on the receipt of business entertainment, items or events where the Supervised Person has reason to believe there is a legitimate business purpose (i.e., dinner or sporting event, of reasonable value). A representative of the entity providing the entertainment must be present at the event to be considered legitimate business entertainment. If a representative is not at the event, then the entertainment is considered a gift subject to the limitations described in this Code.

4.	Giving of Gifts

Supervised Persons must obtain preclearance from the CCO prior to giving any gift, gratuity or anything of value to any person doing business with NIS. With respect to accounts subject to Department of Labor (“DOL”) oversight (i.e., ERISA qualified accounts), NIS will limit the value of any gift, gratuity, hospitality, or other offering to the value determined by NIS’s understanding of current DOL accepted standards.

5.	Giving of Business Entertainment

NIS generally does not impose a dollar limit on providing business entertainment, items or events where the Supervised Person has reason to believe there is a legitimate business purpose (i.e., golf, dinner or sporting event, of reasonable value). As a general rule, a Supervised Person is expected to attend any concert, sporting or other event where the ticket is provided by NIS. If a Supervised Person is unable to attend, the tickets used by the recipient will be considered a gift, subject to the limitations outlined above.

NIS considers the use of reasonable business entertainment to be an important strategy in securing new client relationships or maintaining existing client relationships. NIS, when entertaining a client, investor, prospective client or investor, or consultant, believes it is able to obtain the full attention of the individual to discuss the individual’s needs and NIS’s services and to foster a business relationship and rapport.

NIS will track its business entertainment expenses associated with accounts subject to DOL oversight for reporting to appropriate entities, including ERISA account fiduciaries. The CFO will review business entertainment expenses regularly, and the CCO will periodically review business entertainment expenses for compliance with this Code and NIS’s understanding of current industry best practices and regulatory guidelines. In order to facilitate this review, all Supervised Persons are expected to submit accurate business-related entertainment expenses for reimbursement promptly.

See NIS’s Travel, Entertainment and Gift Policy which is a supplement to the firm’s employee handbook for guidance regarding the type of entertainment and gift expenses permitted to be reimbursed by NIS.

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6.	Charitable Contributions

Supervised Persons are prohibited from making charitable contributions for the purpose of obtaining or retaining advisory contracts with charitable organizations. In addition, Supervised Persons are prohibited from considering NIS’s current or anticipated business relationships as a factor in soliciting charitable contributions.

NIS often receives requests of charitable organizations, and NIS may make charitable contributions to organizations it deems to be worthy. In making this determination, NIS may consider the importance of the charitable organization to NIS or its clients. In an effort to avoid the appearance of a material conflict, such charitable contributions will be of a reasonable value, as determined by NIS.

a.	All requests for charitable contributions by NIS must be initiated by or submitted to a Managing Partner (as listed in Appendix B) for approval, and will be separately tracked by the CFO for periodic review by the CCO.
b.	NIS will periodically review all charitable contributions it makes for reasonableness, propriety and consistency with this Code.

7.	Political Contributions

Employees may only make political contributions, as permitted in Section 6 of this Manual. Generally, Supervised Persons are prohibited from making political contributions to state and local officials where the contributions could inappropriately influence the selection of advisory contracts for government entities. In addition, Supervised Persons are prohibited from considering NIS’s current or anticipated business relationships as a factor in making political contributions.

8.	Service as Director for an Outside Organization

Any employee wishing to serve as director for an outside organization (public, private, for profit or non-profit) must first seek the approval of the CCO. The CCO, in reviewing the request, will determine whether such service is not inconsistent with NIS’s and its clients’ interests, and whether such involvement results in a conflict of interest that NIS will need to address, mitigate or disclose.

9.	Outside Business Activities

Employees wishing to engage in business activities outside of their role with NIS must seek approval from the CCO and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

D.	Protecting Confidential and Proprietary Information

1.	Supervised Persons are expected to exercise diligence and care in maintaining and protecting Confidential Information.

2.	Employees are also expected to not divulge information regarding NIS’s securities recommendations or client securities holdings to any person outside of NIS, except as necessary for managing a client’s investment portfolio, to professional advisers, such as legal counsel, or as approved by the CCO.

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4.	Personal Trading Policy

A.	Prohibited Transactions

Unless specifically permitted in Section 4.6 (“Exempted Securities and Transactions”), no employee will execute the following personal securities transaction on the same day as NIS (on behalf of its clients):

1.	Has a pending “buy” or “sell” order in that same security;
2.	Has purchased or sold that same security; or
3.	Is considering purchasing or selling that same security.

B.	Personal Trading Restrictions

See Section 4.6 (“Exempted Securities and Transactions”) for certain exclusions from these Personal Trading Restrictions.

1.	Initial Public Offerings and Private Placements

All employees are required to obtain approval (as described below) before investing in an IPO or a Private Placement.

2.	Notice of Personal Securities Transactions

Same day notice is required for all personal securities transactions with the exception of those outlined in Section 4.6 (“Exempted Securities and Transactions”). Such requests should be made on the form or method requested by the CCO.

Notice of personal securities transactions should be submitted to the CCO and to other persons as directed by the CCO. Each notice is effective only on the day when it is given and can be either prior to or after a personal securities transaction is executed. All personal securities transaction notices of the CCO will be submitted to another employee.

The CCO will review employees’ personal securities transactions notices in an effort to confirm that the transactions are not contrary to the general principles set forth in the Code of Ethics.

5.	Reporting Requirements

A.	Quarterly Transaction Report

1.	Timing of Report

Employees are required to submit to the CCO a report of personal securities transactions that took place during the quarter, within 30 calendar days following the end of each calendar quarter.

Attaching copies of account statements that contain the same information noted below will be viewed as an acceptable form of reporting. If an employee effected no transactions during the applicable quarter, he or she will file a report indicating as such.

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2.	Content of Report

a.	Each quarterly transaction report must include the following information about transactions in securities in which the employee has a direct or indirect beneficial ownership interest:

•	Trade date
•	Security name
•	Ticker symbol, CUSIP number, interest rate and maturity date
•	Number of shares or par
•	Type of transaction (purchase, sale or other)
•	Price
•	Principal amount
•	Broker or bank name
•	Account number
•	Date of report

b.	The following transactions are not required to be reported:

•	Exempt transactions (as described below); and
•	Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade.

c.	Employees must inform the CCO whether they established any new accounts or closed any accounts during the previous quarter.

B.	Initial Portfolio Holdings Report

Employees are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO within 10 calendar days of becoming an employee of NIS. Providing copies of investment account statements is as an acceptable form of reporting. The report must be current as of a date not more than 45 calendar days prior to submission and should contain the following information:

•	Trade date
•	Security name
•	Ticker symbol or CUSIP number, interest rate and maturity date
•	Number of shares or par
•	Type of transaction (purchase, sale or other)
•	Price
•	Principal amount
•	Broker or bank name
•	Account number
•	Date of the report

Employees may use the Employee Certification of Compliance with the Code of Ethics and Initial Holdings Report included as Appendix E to this Manual to disclose holdings.

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C.	Annual Portfolio Holdings Report

Employees are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO on an annual basis. Providing copies of investment account statements which contain the information noted below is an acceptable form of reporting. The report must (a) be submitted within 30 calendar days of year-end; (b) be current as of a date not more than 45 calendar days prior to submission; and (c) contain the following information:

•	Trade date
•	Security name
•	Ticker symbol or CUSIP number, interest rate and maturity date
•	Number of shares or par
•	Type of transaction (purchase, sale or other)
•	Price
•	Principal amount
•	Broker or bank name
•	Account number
•	Date of the report

D.	Submission of Duplicate Confirmations and Periodic Statements

Each employee is encouraged to arrange for duplicate copies or electronic records of trade confirmations and periodic statements for his or her investment accounts to be sent to the CCO. This applies to any such accounts over which the employee has a direct or indirect beneficial ownership interest, but does not include accounts which only include Excluded Securities or accounts for which the employee has no direct or indirect influence or control.

E.	Review of Personal Securities Reports

The CCO will generally consider the following factors, in addition to the requirements of this Code, when reviewing reportable security holdings and transactions reports, as well as personal account transaction notices:

1.	Whether the investment opportunity should be or should have been directed to a client’s account;
2.	Whether the amount or nature of the transaction could affect or did affect the price or market for the security;
3.	Whether the employee may benefit or did benefit from purchases or sales being made for clients;
4.	Whether the transaction could harm or did harm any client; and
5.	Whether the transaction could have or has the appearance of impropriety.

Another employee will review the CCO’s personal trading reports and will escalate any issues related to such to the Chairman.

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6.	Exempted Securities and Transactions

A.	Exemptions from Notice, Transaction Reporting and Holdings Reporting Requirements

The following are not subject to the notice and reporting requirements described above:

1.	Purchases and sales of Excluded Securities.
2.	Purchases or sales of Securities affected in any account over which the employee has no direct or indirect influence or control, including purchases or sales of securities made on behalf of an employee’s account managed by an independent third party on a fully discretionary basis or similar arrangement under which the employee does not have prior knowledge of the timing of placement of orders for purchase or sale transactions (a “fully-managed discretionary investment account”).

B.	Exemptions from Notice and Transaction Reporting Requirements

The following are not subject to the quarterly transaction reporting requirements, but are subject to the holdings reporting requirements:

1.	Purchases and sales of Securities within an automatic reinvestment plan; and
2.	Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities.

C.	Exemptions from Notice Requirements

The following are not subject to the notice requirements, but are subject to all reporting requirements in this Code:

1.	Purchases or sales of securities which are not eligible for purchase or sale by advisory clients’ accounts;
2.	Purchases or sales of ETFs;
3.	Purchases or sales of Reportable Funds;
4.	Physical commodities or securities related to those commodities; and

4. Cryptocurrency.

7.	Compliance with this Code

1.	All Supervised Persons will certify compliance with this Code, upon becoming an employee and annually thereafter. Samples of the certifications are included as Appendices E and F to the Manual.
2.	All employees will acknowledge fully-managed discretionary investment accounts, upon becoming an employee and annually thereafter. A sample of the acknowledgement is included as Appendix G.
3.	The Compliance Committee will periodically review a summary of:

a.	Violations of this Code for the period under review; and
b.	Disciplinary actions imposed under this Code during the period under review.

Members of the Compliance Committee are detailed in Appendix B to this Manual.

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8.	Record Keeping Requirements

NIS will retain the following records regarding this Code:

1.	Current and historic copies of this Code;
2.	Supervised Persons’ written acknowledgements of receipt of this Code;
3.	Historic listing of all Supervised Persons and employees subject to this Code;
4.	Violations of this Code, and records of action taken as a result of such violations;
5.	All personal transaction reports made by employees and/or copies of investment account confirmations and statements; and
6.	Personal account transaction notices.

9.	Reporting of Violations

Supervised Persons are required to report promptly any violations or perceived violations of this Code (including the discovery of any violation committed by another Supervised Person) to the CCO. Good faith reports will not be viewed negatively by NIS’s management, even if the reported matter, upon investigation, is determined to not to be a violation of this Code.

For the avoidance of doubt, nothing contained in this Code, whether a process, procedure, policy or requirement, including those related to confidentiality of certain information, supersedes any rights of communication, incentive or otherwise employees may have under Rule 21F-17(a) of the 1934 Act, which provides employees with the ability to file statements with a government agency, to participate in any investigation or proceeding that may be conducted by any government agency, and to provide documents or information (including those containing Confidential Information), without notice to NIS and without limitations on the right to receive a reward for providing information to government agencies.

10.	Sanctions

Upon discovering a violation of this Code, the Chairman (and/or other Managing Partners, as appropriate) may impose such sanctions as it deems appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of employment of the violator.

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Appendix E

Employee Certification of Compliance with the Code of Ethics and Initial Holdings Report

I have read and I understand the Code of Ethics of National Investment Services of America, LLC (the “Code”). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the policies and procedures described therein. Defined terms used in this certification have the meanings ascribed to them in the Code.

In accordance with the Code, please provide a list of all Securities accounts in which Securities (other than Excluded Securities) are held for your or a member of your Immediate Family’s direct or indirect benefit.

(A)	Name of employee:
(B)	If different than (A), name of the person in whose name the account is held (i.e., for accounts of members of Immediate Family or other accounts where the employee has Beneficial Ownership):

(C)        Relationship of (B) to (A): _______________________________________________________

(D)	Broker, dealer or bank at which account is maintained (If more than one account is maintained, please attach a separate list of accounts and include the information specified on this form):
(a)	Name of broker, dealer or bank: ___________________________________________
(b)	Account number: _______________________________________________________
(c)	Contact person at broker, dealer or bank and phone number: ___________________
(d)	For each account, attach the most recent account statement listing Securities in that account.

If you beneficially own Securities that are not listed in an attached account statement, list them below:

Title and Type of Security	Exchange Ticker/CUSIP	# Shares	Principal Amount

1. ______________________________________________________________________________________

2. ______________________________________________________________________________________

3. ______________________________________________________________________________________

4. ______________________________________________________________________________________

5._______________________________________________________________________________________

(Attach separate sheet if necessary)

Check if applicable:	☐	The reporting of any transaction shall not be construed as an admission that I have any direct or indirect Beneficial Ownership in the subject security.
	☐	I do not own any Securities reportable under the Code nor do any members of my Immediate Family.
	☐	Either a member of my Immediate Family or I own Securities in one or more fully-managed discretionary investment accounts over which I have no influence, control or discretion with respect to the specific investment decisions made in the accounts. I understand that I am required to provide additional details regarding these accounts (and of similar accounts of members of my Immediate Family) to the CCO on the form attached as Appendix G to the Compliance Policy Manual promptly upon request.

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I certify that this form and the attached statements (if any) constitute all of the Securities reportable under the Code.

Employee Signature

Dated:
Print Name

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Appendix F

Non-Employee Director Certification of Compliance with the Code of Ethics

I have read and I understand the Code of Ethics (the “Code”) of National Investment Services of America, LLC (“NIS”). I recognize that the provisions of the Code apply to me as a non-employee director of NIS and agree to comply in all respects with the policies and procedures described therein.

I understand NIS is not considering me as an “Access Person” (as defined in the Code) because I am not provided with access to any nonpublic information regarding NIS’s securities recommendations, client purchase and sale activity or client portfolio holdings nor am I involved in making securities recommendations for NIS’s clients. If at any time I am afforded access to any nonpublic information regarding NIS’s securities recommendations, clients purchase or sale activity or client holdings or if I am involved in making securities recommendations for NIS’s clients, I will immediately notify NIS’s Chief Compliance Officer.

Non-Employee Director Signature

Dated:
Print Name

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Appendix G

FULLY-MANAGED DISCRETIONARY INVESTMENT ACCOUNT ACKNOWLEDGEMENT

I acknowledge that I, or a member of my Immediate Family, has Beneficial Ownership of one or more fully- managed discretionary investment accounts over which I have no influence, control or discretion with respect to the specific investment decisions made in the accounts. I confirm that I have not exercised and will not exercise any influence, direct or indirect, over how, when or whether to transact purchases, sales or retain any investments or issuers in these accounts. My fully-managed discretionary investment accounts are listed below:

Account No.	Account Name	Financial Institution	Manager Name and Contact Info.

Please confirm the following statements by initialing and sign below:

I did not consult or exercise any influence, direct or indirect, with the third-party discretionary manager as to particular allocations, purchases or sales of investments made in the accounts listed above from the date of my last acknowledgement or the date of my employment or affiliation with the firm (whichever was most recent) to the date stated below.

                                                                                                                (initial)

I will not, directly or indirectly, consult with or exercise any influence upon the third-party discretionary manager as to particular allocations, purchases or sales of investments to be made in the accounts listed above.

                                                         (initial)

I will notify the CCO immediately if the status of any fully-managed discretionary investment account changes in the future.

                                                              (initial)

If, at any time, the CCO requests additional information regarding the accounts listed above, including copies of investment advisory agreements, account statements and trade confirmations,
I will promptly provide such information to the CCO.

                                                                                                       (initial)

Signature:

Printed Name:

Date:

National Investment Services of America, LLC

Code of Ethics

April 2021

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